Exhibit 99.1

LAZYDAYS HOLDINGS, INC. ANNOUNCES CLOSING OF RIGHTS OFFERING

Tampa, FL (February 12, 2025) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: GORV) announced today the closing of its previously announced rights offering (the “Rights Offering”).

Pursuant to the terms of the Rights Offering, 34,334 shares of the common stock, par value $0.0001 per share (the “Common Stock”), were purchased pursuant to the exercise of basic subscription rights, and 1,548 additional shares of Common Stock were purchased pursuant to the over-subscription privilege. As sufficient shares of Common Stock were available after the expiration of the subscription period to satisfy all over-subscription privilege requests, the Company honored all over-subscription privilege requests in full. In the aggregate, the Company issued 35,882 shares of Common Stock at the subscription price of $1.03 per whole share of Common Stock at the closing of the Rights Offering on February 12, 2025 (the “Closing”).

The Company received approximately $36,958.46 in gross proceeds from the Rights Offering. As further described in the registration statement and prospectus for the Rights Offering, the Company expects to use the proceeds from the Rights Offering for working capital and general corporate purposes, including repayment of indebtedness.

Pursuant to the terms of the Rights Offering, the subscription rights (the “Rights”) that were not properly exercised by 5:00 p.m., Eastern Time, on February 5, 2025 expired and became of no further force or effect. The Rights Offering is terminated with respect to shares not issued at the Closing.

The Rights Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-283548), as amended, which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 13, 2025. A final prospectus describing the terms of the Rights Offering was filed with the SEC on January 13, 2025.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Rights, Common Stock or any other securities, nor will there be any offer, solicitation or sale of any of the Rights, Common Stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

About Lazydays

Lazydays has been a prominent player in the RV industry since our inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Our commitment to excellence has led to enduring relationships with RVers and their families who rely on us for all of their RV needs.

Our wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you’re a seasoned RVer or just starting your adventure, our dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker “GORV.”

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future financing transactions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding the anticipated use of proceeds from the Rights Offering.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including our ability to obtain further waivers or amendments to credit agreements, the actions or inactions of our lenders, available borrowing capacity, our compliance with financial covenants and our ability to refinance or repay indebtedness on terms acceptable to us), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout under the headers “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in the notes to our financial statements, in our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, which are made as of the date of this press release.

Contact

investors@lazydays.com